CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Bravalo Corporation.

We consent to the inclusion in Amendment No. 3 to the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated April 8th, 2026, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period October 27, 2025, to December 31, 2025.

/S/ Lateef Awojobi

LAO PROFESSIONALS

PCAOB No:7057

Lagos, Nigeria

June 30, 2026